                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant[ X ]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
    -------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1) Title of each class of securities to which transaction applies:

              --------------------------------------------------------------
     2)       Aggregate number of securities to which transaction applies:

              --------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              --------------------------------------------------------------
     4)       Proposed maximum aggregate value of transaction:

              --------------------------------------------------------------
     5)       Total fee paid:

              --------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

              --------------------------------------
     2)       Form, Schedule or Registration Statement No.:

              --------------------------------------
     3)       Filing Party:

              --------------------------------------
     4)       Date Filed:

                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
                              1065 BURLINGTON PIKE
                            FLORENCE, KENTUCKY 41042
                                 (606) 371-2340

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Notice is hereby given that the Annual Meeting of Stockholders of The Bank of Kentucky Financial Corporation ("BKFC") will be held at the Triple Crown Country Club, One Triple Crown Boulevard, Union, Kentucky 41091, on April 28, 2000, at 5:00 p.m. Eastern Daylight Saving Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

                  (i) To reelect four directors of BKFC for terms expiring in 2003;

                  (ii) To ratify the selection of Crowe, Chizek and Company LLP as the auditors of BKFC for the current fiscal year; and

                  (iii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of BKFC of record at the close of business on March 13, 2000, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                     By Order of the Board of Directors



Florence, Kentucky                   Rodney S. Cain, Secretary
April 3, 2000

                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
                              1065 BURLINGTON PIKE
                            FLORENCE, KENTUCKY 41042
                                 (606) 371-2340

                                 PROXY STATEMENT

                                     PROXIES

         The enclosed Proxy is being solicited by the Board of Directors of The Bank of Kentucky Financial Corporation, a Kentucky corporation ("BKFC"), for use at the 2000 Annual Meeting of Stockholders of BKFC to be held at the Triple Crown Country Club, One Triple Crown Boulevard, Union, Kentucky 41091, on April 28, 2000, at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a stockholder before exercise by executing a later-dated Proxy or by giving notice of revocation to BKFC in writing or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

         FOR the reelection of Harry J. Humpert, Robert B. Sathe, Herbert H. Works and Robert W. Zapp as directors of BKFC for terms expiring in 2003;

         FOR the ratification of the selection of Crowe, Chizek and Company LLP ("Crowe Chizek") as the auditors of BKFC for the current fiscal year.

         Proxies may be solicited by the directors, officers and other employees of BKFC in person or by telephone, telecopy, telegraph or mail. The cost of soliciting proxies will be borne by BKFC.

         Only stockholders of record as of the close of business on March 13, 2000 (the "Voting Record Date"), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each common share of BKFC ("Share") owned. BKFC's records disclose that, as of the Voting Record Date, there were 5,292,142 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to stockholders of BKFC on or about April 3, 2000.

                                  VOTE REQUIRED

ELECTION OF DIRECTORS

         The presence, in person or by proxy, of a majority of the issued and outstanding Shares entitled to vote at the Annual Meeting is necessary to establish a quorum at the Annual Meeting. At the Annual Meeting, four directors are to be elected for terms expiring in 2003. Stockholders may cumulate votes in the election of directors. Cumulative voting enables a stockholder to cast the number of votes such stockholder is entitled to cast times the number of directors to be elected; and each stockholder may cast all votes for any one nominee, or distribute such votes among two or more nominees.

         The four nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld and shares held by a nominee for a beneficial owner which are present in person or by proxy but are not voted with respect to the election of directors ("Non-votes") are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. If a stockholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted for the election of directors by marking the appropriate box on the Proxy, such person's Shares will be voted FOR the reelection of Messrs. Humpert, Sathe, Works and Zapp as directors of BKFC for terms expiring in 2003 and will not be treated as Non-votes.

RATIFICATION OF SELECTION OF AUDITORS

         The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of BKFC for the current fiscal year. The effect of a Non-vote or an abstention is the same as a vote against ratification. If a stockholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the ratification of the selection of Crowe Chizek as the auditors by marking the appropriate box on the Proxy, such person's Shares will be voted FOR the ratification of the selection of Crowe Chizek as the auditors of BKFC for the current fiscal year.

              VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the only persons known to BKFC to own beneficially more than five percent of the outstanding Shares as of March 13, 2000:

                                                         Amount and Nature                Percentage of
Name and Address(1)                                 of Beneficial Ownership(2)         Shares Outstanding
----------------                                    -----------------------            ------------------

Rodney S. Cain and
   Jacqueline M. Cain                                          930,313 (3)                    17.58%

R. C. Durr and
   R. C. Durr Company, Inc.                                    941,649 (4)                    17.77

-----------------------------

(1) Mr. and Mrs. Cain, Mr. Durr and R. C. Durr Company, Inc., through Mr. Durr, its sole stockholder, may be contacted in care of BKFC at 1065 Burlington Pike, Florence, Kentucky 41042.

(2) A person is the beneficial owner of Shares if such person, directly or indirectly, has sole or shared voting or investment power over such Shares or has the right to acquire such voting or investment power within 60 days. All Shares are owned with sole voting and investment power by each person listed, unless otherwise indicated by footnote.

(3) Includes 923,047 Shares owned jointly by Mr. and Mrs. Cain and 750 Shares that may be acquired upon the exercise of options.

(4) Includes 628,674 Shares owned by R. C. Durr Company, Inc. and 6,750 Shares that may be acquired upon the exercise of options. Mr. Durr is the sole stockholder of R. C. Durr Company, Inc.

         The following table sets forth certain information with respect to the number of Shares beneficially owned by each director of BKFC and by all directors and executive officers of BKFC as a group as of March 13, 2000:


                                            Amount and Nature of          Percent of Common
Name and Address(1)                        Beneficial Ownership(2)        Shares Outstanding
----------------                           --------------------           ------------------

Rodney S. Cain                                     930,313(3)                     17.58%
Ruth Seligman-Doering                               72,940(4)                      1.38
R. C. Durr                                         941,649(5)                     17.77
Robert D. Fulkerson                                 26,716(6)                       .50
Harry J. Humpert                                    37,589(7)                       .71
David E. Meyer                                      83,073(8)                      1.57
Dr. John E. Miracle                                 81,276(9)                      1.54
Mary Sue Rudicill                                   70,690(10)                     1.33
Robert B. Sathe                                     96,160(11)                     1.82
William E. Snyder                                   35,013(12)                      .66
Herbert H. Works                                    25,836(13)                      .49
Robert W. Zapp                                     173,650(14)                     3.28
All directors and executive officers of
    BKFC as a group (12 persons)                 2,574,905                        48.28%


(1) Each of the persons listed in this table may be contacted at the address of BKFC, 1065 Burlington Pike, Florence, Kentucky 41042.

(2) A person is the beneficial owner of Shares if such person, directly or indirectly, has sole or shared voting or investment power over such Shares or has the right to acquire such voting or investment power within 60 days. All Shares are owned with sole voting and investment power by each person listed, unless otherwise indicated by footnote.

(3) Includes 923,047 Shares owned jointly by Mr. Cain and his wife and 750 Shares that may be acquired upon the exercise of options.

(4) Includes 3,250 Shares that may be acquired upon the exercise of options.

(5) Includes 628,674 Shares owned by R. C. Durr Company, Inc., of which Mr. Durr is the sole stockholder, and 6,750 Shares that may be acquired upon the exercise of options.

(6) Includes 9,375 Shares owned jointly by Mr. Fulkerson and his wife, 450 Shares held by Mr. Fulkerson's wife, 5,832 Shares held by Mr. Fulkerson's wife as custodian for Mr. Fulkerson's daughter, 1,489 Shares allocated to the Burnett Federal Savings Bank Employee Stock Ownership Plan (the "ESOP") account of Mr. Fulkerson, with respect to which Mr. Fulkerson has sole voting but no investment power, and 2,010 Shares that may be acquired upon the exercise of options.

(7) Includes 12,888 Shares owned by Mr. Humpert's wife and 4,250 Shares that may be acquired upon the exercise of options.

(8) Includes 74,342 Shares held in trust, with respect to which Mr. Meyer shares investment power only as co-trustee, and 3,000 Shares that may be acquired upon the exercise of options.

(9) Includes 29,050 Shares owned by Dr. Miracle's wife, 17,100 Shares held in a trust of which Dr. Miracle is the trustee and with respect to which Dr. Miracle has sole voting and investment power and 750 Shares that may be acquired upon the exercise of options.

(10) Includes 1,500 Shares owned jointly by Ms. Rudicill and her husband, 13,500 Shares owned by Belleview Sand and Gravel, Inc., of which Ms. Rudicill is Chairman and which is owned by Ms. Rudicill and her husband, and 5,250 Shares that may be acquired upon the exercise of options.

(11) Includes 3,000 Shares that may be acquired upon the exercise of options.

(12) Includes 5,250 Shares that may be acquired upon the exercise of options.

(13) Includes 3,000 Shares that may be acquired upon the exercise of options.

(14) Includes 30,090 Shares owned jointly by Mr. Zapp and his wife, 8,244 Shares held by Mr. Zapp's wife as custodian for Mr. Zapp's three children, 43,584 Shares owned by his wife, 3,184 Shares allocated to Mr. Zapp's ESOP account, with respect to which Mr. Zapp has sole voting but no investment power, and 3,600 Shares that may be acquired upon the exercise of options.

                               BOARD OF DIRECTORS

ELECTION OF DIRECTORS

         The Amended Articles of Incorporation and By-Laws of BKFC provide for a Board of Directors consisting of not less than nine directors and not more than fifteen directors, divided into three classes. The Board of Directors of BKFC currently consists of eleven directors. The four directors whose terms expire in 2000 have been nominated for reelection as directors of BKFC. Each of such four directors will be elected for a three-year term. In accordance with BKFC's By-Laws, any vacancy on the Board of Directors may be filled by the Board of Directors for the remainder of the full term of the directorship. Each of the directors of BKFC is also a director of The Bank of Kentucky, Inc. (the "Bank"), BKFC's only subsidiary.

         The entire Board of Directors of BKFC acts as a Nominating Committee for selecting nominees for election as directors. In accordance with Section 3.3 of the By-Laws of BKFC, nominees for election as directors may be proposed only by the directors or by a stockholder entitled to vote for directors if such stockholder has submitted a written nomination to the Secretary of BKFC by the later of the November 30th immediately preceding the annual meeting of stockholders or the sixtieth day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors (unless the annual meeting is not held on or before the thirty-first day following such anniversary, in which case such written notice must be submitted no later than the close of business on the seventh day following the day on which the notice of the annual meeting is mailed to stockholders). Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Shares owned either beneficially or of record by each such nominee and the length of time such Shares have been so owned.

         If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends. As of the date of mailing this Proxy Statement, the Board of Directors knows of no reason why any nominee would be unable to serve if elected. Stockholders may cumulate votes in the election of directors.

         The Board of Directors proposes the reelection of the following directors for terms expiring in 2003:


                                                            Director of    Director of the
  Name                      Age       Position(s) Held     BKFC Since(1)     Bank Since
  ----                      ---       ----------------     -------------     ----------
  Harry J. Humpert           74           Director              1995            1995
  Robert B. Sathe            53           Director              1994            1990
  Herbert H. Works           71           Director              1994            1992
  Robert W. Zapp             48      President, CEO and         1994            1990
                                          Director

-----------------------------

(1) BKFC acquired the Bank in 1995. BKFC acquired Burnett Federal Savings Bank ("Burnett") and caused it to be merged into the Bank in 1995.

         The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                               Term      Director of     Director of the
  Name                       Age       Position(s) Held       Expires   BKFC Since(1)      Bank Since
  ----                       ---       ----------------       -------   ----------         ----------
  Rodney S. Cain              61    Secretary and Director     2001          1994             1990
  Ruth Seligman-Doering       59           Director            2001          1994             1990
  R. C. Durr                  80     Chairman and Director     2001          1994             1990
  David E. Meyer              65           Director            2002          1994             1991
  John E. Miracle             57           Director            2002          1994             1991
  Mary Sue Rudicill           56           Director            2002          1994             1991
  William E. Snyder           53           Director            2002          1995             1995

-----------------------------

(1)      BKFC acquired the Bank in 1995.


         Harry J. Humpert is the President of Humpert Enterprises, Inc., a company which operates Klingenberg's Hardware and Paint in Covington, Kentucky. Mr. Humpert became Chairman of the Board of Directors of Burnett in 1990.

         Robert B. Sathe has been a Regional Vice-President of CIGNA Financial Advisors, Inc., for the last eighteen years.

         Herbert H. Works has been the President of Boone-Kenton Lumber for 24 years. Mr. Works served on the Board of Directors of Fifth Third Bank of Boone County from 1980 until 1991, when he resigned in order to serve as a director of the Bank.

         Robert W. Zapp was the Executive Vice President and the Senior Loan Officer of Fifth Third Bank of Boone County from January 1982 until June 1988. From June 1988 until January 1990, Mr. Zapp was the President of Fifth Third Bank of Kenton County, formerly Security Bank. Mr. Zapp resigned as President of such institution in order to participate in the organization of the Bank. Currently, Mr. Zapp is the President and the Chief Executive Officer of the Bank and BKFC.

         Rodney S. Cain was a director of Fifth Third Bank of Boone County, formerly Boone State Bank, from 1977 until January 1990. Mr. Cain has served as the Secretary of the Bank since 1990 and of BKFC since 1994. Mr. Cain is also the Chairman and CEO of Wiseway Supply and has served in that capacity since 1972.

         Ruth M. Seligman-Doering is currently a director of Charles Seligman Distributing Company, Inc., and has also been its President and CEO for the past eight years.

         R. C. Durr was one of the founders of Boone State Bank. From the time Boone State Bank was organized in 1971 until Boone State Bank was acquired by Fifth Third Bank in 1985, Mr. Durr was active in the day-to-day management of the activities of the institution. After such acquisition, Mr. Durr served as the Chairman of the Board of Fifth Third Bank of Boone County, the successor to Boone State Bank, until he resigned in order to participate in the organization of the Bank. Mr. Durr has served as the Chairman of the Board of Directors of the Bank since 1990 and of BKFC since 1994.

         David E. Meyer is the President of Wolfpen Associates, a commercial real estate firm; the managing partner of two commercial real estate investment firms, Meyer Realty and Florence Commercial; the President of Fuller Square Corporation, which owns the property on which Florence Commercial's building is located; and the retired President of H. Meyer Dairy Company. Mr. Meyer served as a director of Fifth Third Bank, Northern Kentucky, from 1981 through January 1991.

         John E. Miracle, D.M.D., had a private dental practice for thirty years. Dr. Miracle retired from practice in September 1999.

         Mary Sue Rudicill has been the Chairman of Belleview Sand and Gravel, Inc., and Gravelview Trucking Company for fifteen years. Ms. Rudicill is a director of Farmer's Mutual Life Insurance Company and was formerly a director of Fifth Third Bank of Boone County.

         William E. Snyder has been the Vice President and General Manager of Freightliner Trucks of Cincinnati Incorporated since July 1997. From December 1996 to July 1997, Mr. Snyder was the Manager of Wholesale Operations of Bob Sumerel Tire Co. Prior to such time, Mr. Snyder was the Vice President of Freightliner of Cincinnati, Inc., a company which operates a truck dealership located in Northern Kentucky, for five years. Mr. Snyder also served as the Treasurer of Burnett from 1990 to 1995.

MEETINGS OF DIRECTORS

         The Board of Directors of BKFC met seven times for regularly scheduled and special meetings during the fiscal year ended December 31, 1999. Each director attended at least 75% of the aggregate of such meetings held during his or her service as a director, except Mr. Cain.

         The Board of Directors of the Bank met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1999.

COMMITTEES OF DIRECTORS

         The Board of Directors of BKFC has no standing committees. Nominations for election to the Board of Directors are determined by the entire Board of Directors. See "Election of Directors."

         The Board of Directors of the Bank has several committees, including an Audit Committee and a Compensation Committee.

         The Audit Committee's functions are to develop and ensure compliance with an audit policy and to ensure that an independent audit is performed annually. The members of the Audit Committee are Messrs. Humpert, Works and Meyer and Ms. Rudicill, and the Audit Committee met two times in 1999.

         The Compensation Committee's functions are to make recommendations to the Board of Directors regarding the President's compensation. The members of the Compensation Committee are Messrs. Meyer and Miracle and Ms. Rudicill, and the Compensation Committee met one time in 1999.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of BKFC:

Name                        Age               Position(s) Held
----                        ---               ----------------

R. C. Durr                  80            Chairman of the Board
Robert W. Zapp              48            President and Chief Executive Officer
Rodney S. Cain              61            Secretary
Robert D. Fulkerson         48            Assistant Secretary and Treasurer


         For biographical information regarding each of these executive officers, except Mr. Fulkerson, see "BOARD OF DIRECTORS - Election of Directors."

         Robert D. Fulkerson was Vice President of Fifth Third Bank of Boone County from 1985 until 1990. He served as Vice President of the Bank from 1990 until 1995 and has served as Senior Vice President of the Bank since 1995. He has also been the Assistant Secretary of BKFC since 1996 and its Treasurer since 1998.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         BKFC does not pay any compensation to its executive officers. Executive officers of the Bank are compensated by the Bank for services rendered to the Bank. Except for the President of the Bank, no director or executive officer of BKFC received more than $100,000 in salary and bonus payments from the Bank during the year ended December 31, 1999. The following table sets forth certain information with respect to compensation paid to the President of the Bank.

                                               Summary Compensation Table

                                                                           ------------------------
                                                                               Long-Term
                                                                               Compensation
----------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation (1)            Awards
                                                                           ------------------------   All Other
                                                                            Securities underlying    Compensation
Name and Principal Position         Year         Salary($)      Bonus($)      Options/SARs (#)            ($)
----------------------------------------------------------------------------------------------------------------------

Robert W. Zapp, President          1999           $149,616      $110,000           6,000/-0-           $29,676(2)
    and CEO                        1998           $139,711       $87,500           6,000/-0-           $67,003(3)
                                   1997           $132,211       $70,000             -0-/-0-           $31,590(4)

-----------------------------

(1) Does not include amounts attributable to other miscellaneous benefits. The cost to BKFC of providing such benefits to Mr. Zapp was less than 10% of his cash compensation.

(2) Consists of contributions of $12,000 to the Bank's Profit Sharing Plan for Mr. Zapp's account, a matching contribution to Mr. Zapp's 401(k) plan account of $2,646 and premium payments of $15,030 for a split-dollar life insurance policy. Allocations to Mr. Zapp's ESOP account for fiscal year 1999 have not yet been determined.

(3) Consists of contributions of $14,400 to the Bank's Profit Sharing Plan for Mr. Zapp's account, a matching contribution to Mr. Zapp's 401(k) plan account of $3,360, premium payments of $13,245 for a split-dollar life insurance policy, and the $35,998 value at December 31, 1998, of allocations to Mr. Zapp's ESOP account.

(4) Consists of contributions of $14,461 to the Bank's Profit Sharing Plan for Mr. Zapp's account, a matching contribution to Mr. Zapp's 401(k) plan account of $1,988, premium payments of $9,095 for a split-dollar life insurance policy and the $6,046 value at December 31, 1997, of allocations to Mr. Zapp's ESOP account.

DIRECTOR COMPENSATION

         Although BKFC and the Bank do not pay regularly established director's fees, each director of the Bank, except Mr. Zapp, received a $500 bonus in December 1999.

STOCK OPTION PLAN

         At the 1997 Annual Meeting of Stockholders of BKFC, the stockholders approved The Bank of Kentucky Financial Corporation 1997 Stock Option and Incentive Plan (the "Stock Option Plan"), providing for the award of options to purchase up to 360,000 Shares, as adjusted for the stock dividend in the nature of a 2-for-1 stock split in April 1998 and the stock dividend in the nature of a 3-for-2 stock split in April 1999 (the "Stock Splits"). Options to purchase 1,000 Shares, 1,500 Shares and 1,500 shares were awarded in 1997, 1998 and 1999, respectively, pursuant to the Stock Option Plan to each of the non-employee directors, after adjustments for the Stock Splits. Pursuant to the Stock Option Plan, options to purchase a total of 145,500 Shares have been granted to employees and directors of BKFC and the Bank.

         The following table sets forth information regarding all grants of options to purchase Shares of BKFC made to Mr. Zapp during the fiscal year ended December 31, 1999:


                                            Options/SAR Grants in Last Fiscal Year
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Potential Realizable
                                                                                                            Value at Assumed Annual
                                                                                                              Rates of Stock Price
                                                                                                                  Appreciation
                                  Individual Grants                                                              for Option Term
----------------------------------------------------------------------------------------------------------      -------------------
                      Number of Securities        % of Total Options/
                           Underlying               SARs Granted to         Exercise or        Expiration
Name               Options/SARs Granted (#)(1)  Employees in Fiscal Year  Base Price ($/share)     Date         5%($)      10% ($)
----               ---------------------------  ------------------------  --------------------     ----         -----      -------


Robert W. Zapp                6,000                       14.81%                $21.17            1/15/09      $79,870     $202,405
----------------------------

(1) Options granted were ISOs, of which one-fifth are exercisable each year for five years beginning on January 15, 1999.


         The following table sets forth information regarding the number and value of unexercised options held by Mr. Zapp at December 31, 1999:

                                Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Values
                        ----------------------------------------------------------------------------------------------
                                                      Number of Securities Underlying          Value of Unexercised
                          Shares                        Unexercised Options/SARs at        In-the-Money Options/SARs at
                        Acquired on        Value                 12/31/99                        12/31/99 ($)(1)
Name                    Exercise (#)      Realized        Exercisable/Unexercisable          Exercisable/Unexercisable
----                    ------------      --------        -------------------------          -------------------------

Robert W. Zapp              -0-             -0-                 1,200/10,800                     $27,700/$171,300
----------------------------

(1) For purposes of this table, the value of the options was determined by multiplying the number of Shares subject to unexercised options by the difference between the exercise price for the unexercised options and the fair market value of BKFC's Shares, which was $31.25 per Share on December 31, 1999, based on a purchase of BKFC Shares on December 30, 1999. No established trading market for BKFC's Shares existed at December 31, 1999, BKFC's Shares are not traded on any securities exchange and the prices at which its Shares are traded are not quoted by a national quotation service.

COMPENSATION COMMITTEE REPORT

         BKFC is a bank holding company, which directly owns all of the outstanding capital stock of the Bank. BKFC's business consists primarily of the business of the Bank. The financial results of BKFC depend primarily upon the Bank's financial results.

         The Compensation Committee of the Board of Directors of the Bank (the "Committee") is composed exclusively of non-employee directors. The committee's philosophy is to tie executive compensation to the achievement of the Bank's goals and the resulting performance of BKFC. The Committee reviews executive performance and compensation and makes recommendations to the full Board of Directors of the Bank for approval.

         The Committee's goal is to accomplish the following specific objectives through the use of base salary and incentive plans:

         (1) Motivate personnel to perform and succeed according to the goals outlined in the Bank's annual profit plan;

         (2) Retain key personnel critical to the long-term success of the Bank; and

         (3) Utilize incentive plans, such as stock options, that reward executives for corporate success and align the interests of management with those of the stockholders.

         BASE SALARY. Base Salary is the foundation of the Bank's compensation program, providing income on which the officer can rely, but which is not so large as to eliminate the officer's motivation to work hard to increase shareholder value. An officer's base salary is directly related to his or her position, job responsibilities, performance and contribution to the Bank's success. The Committee reviews peer group information with respect to compensation and company performance on a regional and national basis to ensure salaries are competitive and in line with the industry.

         BONUS PLAN. The Bank also has a bonus compensation plan pursuant to which awards are based on the Bank's achievement of predetermined goals relating to return on average equity and return on average assets, and on the participant's achievement of goals relating to his or her individual contributions to the Bank. Threshold, target and maximum goals for corporate performance are generally established at the beginning of each fiscal year.

         All awards are established as a percentage of each participant's base salary. Percentages differ due to the contribution of the individual to the Bank's success. The senior management bonus plan awards are based solely on the achievement of the Bank's goals.

         STOCK OPTIONS. The Committee annually reviews the appropriateness of granting stock options to the officers of the company. The purposes of this long-term incentive compensation are to provide an incentive to officers to promote the success of the business and thereby increase stockholder value, and to attract and retain the best available personnel. The Committee grants options based on an individual's performance and contribution to the Bank's success. All options granted to date to executive officers have a term of 10 years and may be first exercised to the extent of one-fifth each year for the first five years after the date of grant.

         SECTION 162(m) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as BKFC, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer and the four most highly compensated officers of the corporation other than the chief executive officer at the close of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation."

         Although none of the officers of BKFC or the Bank currently receive annual cash compensation near $1 million, the difference between the fair market value of the shares acquired upon the exercise of a non-qualified option and the exercise price is considered compensation in the year of exercise. An option award must meet several requirements to qualify as "performance-based compensation." BKFC has determined that the options to purchase BKFC currently outstanding qualify for exemption from the $1 million limit. Neither BKFC nor the Bank has a policy requiring that all compensation payable in 2000 and thereafter to the covered officers be deductible under Section 162(m). The Board of Directors of both companies will, however, continue to consider carefully the after-tax cost and value to BKFC and the Bank of all compensation.

         CEO COMPENSATION. Robert W. Zapp has been the President and the Chief Executive Officer of the Bank since August 1990 when the Bank was opened. The committee used the executive compensation policy described above to determine Mr. Zapp's compensation.

         In setting the base salary, cash incentive award and amount of stock options, the Committee made an overall assessment of Mr. Zapp's leadership in achieving the Bank's long-term strategic and business goals. The Bank achieved its corporate goals, including those related to return on equity and return on assets, and Mr. Zapp was determined to have contributed substantially to the Bank's success.

         COMPENSATION COMMITTEE

          David E. Meyer
          John Miracle
          Mary Sue Rudicill

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of the Bank has a Compensation Committee whose members are Messrs. Meyer and Miracle and Ms. Rudicill. None of such persons are employees of the Bank or BKFC.

PERFORMANCE GRAPH

         The following line graph compares the yearly percentage change in BKFC cumulative total shareholder return against the cumulative return of a broad index of The Nasdaq National Market and an index of banks with total assets of more than $250 million and less than $500 million. The graph assumes the investment of $100 on April 3, 1995. Cumulative total shareholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of BKFC common shares at the end and at the beginning of the measurement period; by (ii) the price of BKFC common shares at the beginning of the measurement period.

                        BANK OF KENTUCKY FINANCIAL CORP.


                            TOTAL RETURN PERFORMANCE

                                     [GRAPH]

                                                                        PERIOD ENDING
                                                -------------------------------------------------------------
INDEX                                            04/03/95  12/31/95  12/31/96  12//31/97  12/31/98  12/31/99
-------------------------------------------------------------------------------------------------------------
Bank of Kentucky Financial Corp.                  100.00    150.29    151.03    199.70     559.88    808.93
Russell 2000                                      100.00    122.74    142.98    174.95     170.50    206.74
SNL $250M-$500M Bank Asset-Size Index             100.00    125.69    163.21    282.27     252.78    235.17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bank has extended loans to certain of its and BKFC's directors and executive officers, their affiliates and members of their families. All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and did not present more than the normal risk of collectibility or other unfavorable features.

         The Bank has a lease agreement for office premises located at 1065 Burlington Pike with Mr. Durr, R. C. Durr Company, Inc., Mr. Cain, and Mr. Cain's sons, John S. Cain, Rodney C. Cain and David Alfred Cain, each of whom is a lessor under the lease agreement. The annual rental expense under this lease was $178,170 for each of the years ended December 31, 1999, 1998 and 1997. The lease has an initial term of 15 years expiring in 2006 and may, at the option of the Bank, be renewed for three successive five-year periods.

         The Bank has a lease agreement for office premises located on Weaver Road in Boone County, Kentucky, with Ms. Seligman-Doering and Mr. Sathe as lessors under the lease agreement. Total rental expense under this lease was $64,886 for each of the years ended December 31, 1999, 1998 and 1997. The lease has an initial term of 15 years expiring in 2007 and may, at the option of the Bank, be renewed for three successive five-year periods.

         The Bank has a lease agreement for office premises located on Kentucky Highway 18 in Boone County, Kentucky, with William R. Rudicill, the husband of Ms. Rudicill. Total rental expense under this lease was $11,056 for the year ended December 31, 1999, and $10,051 for each of the years ended December 31, 1998 and 1997. The lease has an initial term of 15 years expiring in 2008 and may, at the option of the Bank, be renewed for three successive five-year periods.

         The Bank has a lease agreement for office premises located on Houston Road in Boone County, Kentucky, with Dr. Miracle, Geraldine G. Miracle, Jennifer
A. Meyer, Maria A. Meyer, Leila L. Meyer, Herbert E. Works, Mark T. Wilson, Nicolette Wilson, Bryan E. Wilson and Josephina Wilson, each of whom is a lessor under the lease agreement. Geraldine Miracle is Dr. Miracle's spouse. Jennifer Meyer, Maria Meyer and Leila Meyer are daughters-in-law of Mr. Meyer. Herbert E. Works is the son of Mr. Works. Mark Wilson, Nicolette Wilson, Bryson Wilson and Josephina Wilson are Mr. Works' wife's sons and their wives. The annual rental expense under this lease was $73,467 for each of the years ended December 31, 1999, 1998 and 1997, respectively. The lease has an initial term of 15 years expiring in 2009 and may, at the option of the Bank, be renewed for three successive five-year periods.

         The Bank has a ground lease agreement for office premises located at 12020 Madison Pike in Nicholson, Kentucky, with Nicholson Properties LLC. R. C. Durr owns 50% of Nicholson Properties LLC. The annual rental expense under this agreement is $24,000. The lease has an initial term of five years expiring in 2001 and may, at the option of the Bank, be renewed for an additional term of five years at an annual expense of $26,400.

         The Bank has a lease agreement for office premises located on U.S. 42 in Boone County, Kentucky, with Burnett Mortgage Company, LLC, of which Mr. Humpert and Mr. Snyder are members. Total rental expense under this lease was $89,495 for 1999. The lease was effective in May 1998 with an initial term of 15 years and may, at the option of the Bank, be renewed for three successive five-year periods.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the federal securities laws, BKFC's directors and executive officers and persons holding more than ten percent of the outstanding Shares are required to report their ownership of Shares and changes in such ownership to the Securities and Exchange Commission (the "SEC") and BKFC. The SEC has established specific due dates for such reports. Based upon a review of such reports, BKFC must disclose any failures to file such reports timely in proxy statements used in connection with annual meetings of stockholders. Ms. Doering filed late two reports with respect to one transaction each; Mr. Humpert filed late one report with respect to one transaction; and Mr. Snyder filed late one report with respect to one transaction.

                              SELECTION OF AUDITORS

         The Board of Directors has selected Crowe Chizek as the auditors of BKFC and its subsidiaries for the current fiscal year and recommends that the stockholders ratify the selection. Crowe Chizek has been the auditor of BKFC since 1995. Management expects that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the votes cast is necessary to ratify the selection of Crowe Chizek as the auditors of BKFC for the current fiscal year.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF CROWE CHIZEK AS THE AUDITORS FOR THE CURRENT FISCAL YEAR.

                 PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

         Any proposals of stockholders intended to be included in BKFC's proxy statement and proxy card for the 2001 Annual Meeting of Stockholders (other than nominations for directors, as explained herein at "BOARD OF DIRECTORS - Election of Directors") should be sent to BKFC by certified mail and must be received by BKFC not later than December 4, 2000. In addition, if a stockholder intends to present a proposal at the 2001 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 19, 2001, then the proxies designated by the Board of Directors of BKFC for the 2001 Annual Meeting of Stockholders of BKFC may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

         Management knows of no other business that may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                           By Order of the Board of Directors

Florence, Kentucky                         Rodney S. Cain, Secretary
April 3, 2000

                                 REVOCABLE PROXY

                   THE BANK OF KENTUCKY FINANCIAL CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 28, 2000

         The undersigned hereby appoints R. C. Durr and Rodney S. Cain, or either of them, with full powers of substitution and resubstitution, to act as proxy or proxies for the undersigned to vote all shares of common stock of The Bank of Kentucky Financial Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held on April 28, 2000, at Triple Crown Country Club, One Triple Crown Boulevard, Union, Kentucky 41091, and at any and all adjournments thereof, as follows:

The Board of Directors recommends a vote "FOR" the election of the directors nominated and "FOR' Proposal II.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED AND FOR PROPOSAL
II. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy shall be deemed terminated and of no further force and effect if the undersigned attends and votes in person at the Annual Meeting or gives written notice of revocation or submits a later-dated proxy received by the Company before the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement dated April 3, 2000, and a copy of the 1999 Annual Report to Stockholders.


                               THE BANK OF KENTUCKY FINANCIAL CORPORATION 2000 ANNUAL MEETING

I.  ELECTION OF DIRECTORS:     1-Harry J. Humpert    2-Robert B. Sathe    __ FOR all nominees              __WITHHOLD
                                                                                                             AUTHORITY
  For a term expiring in 2003  3-Herbert H. Works    4-Robert W. Zapp        listed to the left (except   to vote for all nominees
                                                                             as specified below).         listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)
of the nominee(s) in the box provided to the right.)

--------------------------------

(Instructions:  If you wish to vote cumulatively, indicate how you want your votes allocated among the nominees in the box provided to the right.)

--------------------------------

II. The  ratification  of the  appointment  of Crowe,  Chizek  and  Company LLP as  independent     ___ FOR
auditors for the Company for the year ended December 31, 2000.                                      ___AGAINST ___ ABSTAIN

In their  discretion,  the proxies are  authorized to vote on any other  business that may properly come before the Meeting or any adjournment thereof.

Check appropriate box               Date ______________________, 2000  NO. OF SHARES
Indicate changes below:
Address Change?   __         Name Change?   __

                                                                        ------------------------------------------------------
                                                                        Signature(s) in Box
                                                                        Please sign exactly as your name appears on this
                                                                        card. When signing as attorney, executor,
                                                                        administrator, trustee or guardian, please give your
                                                                        full title. If shares are held jointly, only one
                                                                        holder's signature is required.